UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2009, the Company and Silicon Valley Bank (“SVB”) entered into a fourth loan modification agreement (the “Fourth Loan Modification Agreement”) with respect to the loan and security agreement, dated as of December 7, 2006, between the Company and SVB, as amended (the “Loan Agreement”). The Fourth Loan Modification modifies the terms of a liquidity covenant contained in the Loan Agreement and provides for adjustments in the amount of the revolving line of credit based on the level of Quick Assets (as defined in the Loan Agreement). In connection with the Fourth Loan Modification Agreement the Company has repaid in full all principal and interest on its outstanding Term Loan with SVB. The outstanding principal on the Term Loan at July 31, 2009 was $12.2 million.

The Loan Agreement was filed as Exhibit 10.9 to the Company’s Form 10-Q for the fiscal quarter ended July 31, 2007. The Company previously entered into a first loan modification agreement (filed on April 22, 2009 as Exhibit (b)(2) to the Company’s Form SC TO-1), a second loan modification agreement (filed April 22, 2009 as Exhibit (b)(3) to the Company’s Form SC TO-1) and a third loan modification agreement (filed on April 22, 2009 as Exhibit 10.2 to the Company’s Form 8-K).

The foregoing summary of the Fourth Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth Loan Modification Agreement, which is filed as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: August 5, 2009	By:	/s/ Joseph A. Hedal
Joseph A. Hedal
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Loan Modification Agreement, dated as of August 5, 2009 between the Company and Silicon Valley Bank